SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2021

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	001-34155	37-1567871
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

702 North Shore Drive, Suite 300, Jeffersonville, Indiana	47130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 283-0724

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FSFG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Larry W. Myers, President and Chief Executive Officer of First Savings Financial Group, Inc. (the “Company”), and Tony A. Schoen, Chief Financial Officer of the Company, will make a video presentation at the Inaugural Emerging Growth Virtual Conference, presented by M Vest LLC and Maximum Group LLC on March 17 and 18, 2021. A transcript of their presentation is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

Item 8.01	Other Events.

On March 16, 2021, the Company issued a press release announcing its participation in the Inaugural Emerging Growth Virtual Conference. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits

99.1	Transcript of Presentation by Larry W. Myers and Tony A. Schoen
99.2	Press Release Dated March 16, 2021
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Date: March 17, 2021	By:	/s/Tony A. Schoen
Tony A. Schoen
Chief Financial Officer